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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2004

FOREST OIL CORPORATION
(Exact name of registrant as specified in charter)

New York	1-13515	25-0484900
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1600 Broadway, Suite 2200, Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 303.812.1400

Item 5. Other Events and Regulation FD Disclosure.

        On July 19, 2004, Forest Oil Corporation ("Forest") announced the election of James D. Lightner to its Board of Directors. Mr. Lightner will serve as a Class III director. He was also appointed to serve on the Compensation Committee of the Board. From 1998 until this year, Mr. Lightner was an officer of Tom Brown, Inc., where he most recently served as Chairman, President and Chief Executive Officer. Prior to his employment at Tom Brown, Mr. Lightner was with the Denver Division of EOG Resources, Inc. where he served as Vice President and General Manager from 1997 to 1999 and as Exploration Manager from 1989 to 1997. In connection with the election of Mr. Lightner, Forest increased the size of its Board of Directors from seven to eight members.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION (Registrant)
Dated: July 20, 2004	By:	/s/ NEWTON W. WILSON III Newton W. Wilson III Senior Vice President—General Counsel and Secretary

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  Item 5. Other Events and Regulation FD Disclosure.
SIGNATURES